Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No’s. 333-249212, 333-230454, 333-189051, 333-158096, 333-157002, 333-150873, 333-116400, 333-88864, 333-47024, 333-38194, 333-38080, 333-35016, and 333-91121) of Agilent Technologies, Inc. of our report dated December 20, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December 20, 2022